Exhibit 10.8

EIGHTH AMENDMENT TO THE TRUIST FINANCIAL CORPORATION PENSION PLAN (October 1, 2020 Restatement)

WHEREAS, Truist Financial Corporation (the “Company”) sponsors the Truist Financial Corporation Pension Plan (the “Plan”) was originally adopted effective as of October 1, 1944;

WHEREAS, the Plan was most recently restated effective as of October 1, 2020;
WHEREAS, the Company desires to amend the Plan to reflect the sale of Truist Insurance Holdings to an unrelated third party in a stock transaction as provided in the February 20, 2024 Equity Interest Purchase Agreement;
WHEREAS, under Section 7.2.1 of the Plan, an officer who is an Executive Manager of the Company has the authority to amend the Plan if the financial impact on the Company of such amendment is below the Sarbanes Oxley materiality threshold as determined by the Company’s Chief Financial Officer (or officer with similar authority);
WHEREAS, the Plan is to be amended to reflect the sale of Truist Insurance Holdings to a third party in a stock transaction; and
WHEREAS, it has been determined that the financial impact on the Company of this amendment is below the Sarbanes Oxley materiality threshold.
NOW, THEREFORE, that effective as of the Closing of the transaction, as provided in Section 2.03 of the February 20, 2024 equity purchase agreement, the Plan is hereby amended in the respects hereinafter set forth:
1.    A new Section 3.6 is added to the Plan to read as follows:
3.6    Truist Insurance Holdings 2024 Sale: For participants who will cease to be active participants solely due to the sale of Truist Insurance Holdings, such participants shall be fully vested in their accrued benefit under the Plan.
2.    Exhibit A of the Plan is amended to remove Truist Insurance Holdings and its participating subsidiaries from the Plan’s list of Participating Employers.
BE IT FURTHER RESOLVED, that effective as of the date hereof, that the appropriate officers of the Company are hereby empowered to approve or authorize, as the case may be, such further action and the preparation, execution, and delivery of all such instruments and documents, and each of them hereby is, authorized to take all further action and to execute and deliver such further instruments and documents, in the name of the Company, with such modifications not materially affecting their provisions as he or she may deem necessary or appropriate in order to fully carry out the intent and accomplish the purpose of the foregoing amendments.

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Executed on this 30th day of April, 2024.

TRUIST FINANCIAL CORPORATION

By: /s/ Michael B. Maguire
Title: Chief Financial Officer

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